Exhibit 10.1

Voting Agreements – Data Table

Shareholder	Security	Number
1163863 Ontario Ltd.	Common Shares	2,956,000
Ann-Marie M. Pamplin	Common Shares	80,000
Daniel P. Goffaux	Common Shares	116,670
Dinwoodie Consulting Ltd.	Common Shares	1,850,000
Douglas C. Bolton	Common Shares	100,000
G&W Consulting Inc.	Common Shares	142,000
Gareth P. Hatch	Common Shares	81,000
Jean Depatie	Common Shares	613,571
Jesse R. Edmondson	Common Shares	190,000

FORM OF VOTING AND SUPPORT AGREEMENT

THIS AGREEMENT is made as of the 13th day of December, 2017.

BETWEEN:

[__]

 (the “Shareholder”)

- and –

1143738 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia (the “Purchaser”)

- and –

Westwater Resources, Inc., a corporation existing under the laws of the State of Delaware (the “Parent”)

WHEREAS the Shareholder is the registered and/or beneficial owner of that number of issued and outstanding common shares (the “Common Shares”) in the capital of Alabama Graphite Corp. (the “Company”), a corporation existing under the laws of the Province of British Columbia, set forth on Schedule “A” attached to this Agreement;

AND WHEREAS the Shareholder is the holder of that number of (i) options to purchase Common Shares (the “Options”); and/or (ii) warrants to purchase Common Shares (the “Warrants”), as applicable, set forth on Schedule “A” attached to this Agreement;

AND WHEREAS the Parent, the Purchaser and the Company have entered into an arrangement agreement concurrently with the entering into of this Agreement (the “Arrangement Agreement”) and propose, subject to the terms and conditions of the Arrangement Agreement, to consummate an arrangement as set forth in the plan of arrangement attached to the Arrangement Agreement (the “Arrangement”);

AND WHEREAS the Shareholder acknowledges that the Parent and the Purchaser would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by the Shareholder.

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.1

Definitions

All terms used in this Agreement that are not defined herein and that are defined in the Arrangement Agreement shall have the respective meanings ascribed to them in the Arrangement Agreement.  For the purposes of this Agreement:

“Subject Shares” means that number of Common Shares set forth on Schedule “A” to this Agreement, being all of the Common Shares owned legally or beneficially, either directly or indirectly, by the Shareholder or over which the Shareholder exercises control or direction, either directly or indirectly, and shall further include any Common Shares issued upon the exercise by the Shareholder of Options and Warrants, and any Common Shares otherwise acquired by the Shareholder after the date hereof.

“Subject Options” means that number of Options set forth on Schedule “A” attached to this Agreement, being all of the Options owned legally or beneficially by the Shareholder or over which the Shareholder exercises control or direction.

“Subject Securities” means, collectively, the Subject Shares, the Subject Options and Subject Warrants.

“Subject Warrants” means that number of Warrants set forth on Schedule “A” attached to this Agreement, being all of the Warrants owned legally or beneficially by the Shareholder or over which the Shareholder exercises control or direction.

ARTICLE 2
COVENANTS

Section 2.1

General Covenants of the Shareholder

The Shareholder hereby covenants and agrees in favour of the Parent and the Purchaser that, from the date hereof until the termination of this Agreement in accordance with Article 4, except as permitted by this Agreement:

(a)

at any meeting of securityholders of the Company called to vote upon the Arrangement Agreement or the transactions contemplated by the Arrangement Agreement or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement Agreement or the transactions contemplated by the Arrangement Agreement is sought, the Shareholder shall cause its Subject Securities to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Securities in favour of the approval of the Arrangement, any other transactions contemplated in the Arrangement Agreement and any other matter necessary for the consummation of the Arrangement.  If the Shareholder is the beneficial owner, but not the registered holder, of any of its Subject Securities, the Shareholder agrees to take all actions necessary to cause the registered holder and any nominees to vote all of its Subject Securities in accordance with this Section 2.1(a);

(b)

at any meeting of securityholders of the Company or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the holders of Common Shares or Options or Warrants is sought (including by written consent in lieu of a meeting), the Shareholder shall cause its Subject Securities (which have a right to vote at such meeting) to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Securities against (i) any Acquisition Proposal for the Company, (ii) any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Arrangement Agreement or of the Shareholder under this Agreement, and/or (iii) any matter that could reasonably be expected to delay, prevent, impede or frustrate the successful completion of the Arrangement or any of the transactions contemplated by the Arrangement Agreement.  If the Shareholder is the beneficial owner, but not the registered holder, of any of its Subject Securities, the Shareholder agrees to take all actions necessary to cause the registered holder and any nominees to vote all of its Subject Securities in accordance with this Section 2.1(b);

(c)

the Shareholder agrees not to, directly or indirectly:

(i)

solicit, assist, initiate, encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any of its Subsidiaries or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal for the Company;

(ii)

enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than the Parent and the Purchaser and its Affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal for the Company; or

(iii)

accept or enter into or publicly propose to accept or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal;

(d)

the Shareholder shall promptly notify the Parent and the Purchaser, at first orally, and then as soon as practicable and in any event within 24 hours in writing, if the Shareholder receives or otherwise becomes aware of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal for the Company, or any request for copies of, access to, or disclosure of, confidential information relating to the Company or any Subsidiary in connection with an Acquisition Proposal for the Company, including but not limited to information, access, or disclosure relating to the properties, facilities, books or records of the Company or any Subsidiary.  Such notice shall include a description of the material terms and conditions of any such Acquisition Proposal, inquiry, proposal, offer or request and the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request, and shall attach copies of all written documents, material or substantive correspondence or other material received in respect of, from or on behalf of any such Persons;

(e)

the Shareholder agrees not to directly or indirectly (i) sell, transfer, assign, tender, exchange, grant a participation interest in, gift, option, pledge, hypothecate, grant a security interest in, place in trust or otherwise convey, dispose or encumber (each, a “Transfer”), or enter into any agreement, understanding, option or other arrangement with respect to the Transfer of, any of its Subject Securities to any Person, other than pursuant to the Arrangement Agreement, (ii) grant any proxies or power of attorney, deposit any of its Subject Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Securities, other than pursuant to this Agreement, (iii) otherwise enter into any agreement or arrangement with any person or entity or commit any act that could limit, restrict or affect the Shareholder’s legal power, authority, or right to vote any of its Subject Securities or otherwise prevent or disable the Shareholder from performing any of his obligations under this Agreement, or (iv) requisition or join in the requisition of any meeting of any of the securityholders of the Company for the purpose of considering any resolution;

(f)

the Shareholder shall not take any other action of any kind, directly or indirectly, which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of the transactions contemplated by the Arrangement Agreement;

(g)

the Shareholder shall cooperate with the Company, the Parent and the Purchaser to successfully complete the Arrangement and the other transactions contemplated by the Arrangement Agreement and this Agreement and to oppose any of the matters listed in Section 2.1(b);

(h)

the Shareholder shall not exercise any rights of appraisal or rights of dissent provided under any Law or otherwise in connection with the Arrangement or the transactions contemplated by the Arrangement Agreement that the Shareholder may have; and

(i)

no later than ten (10) Business Days prior to the date of the Company Meeting: (i) with respect to any Subject Securities that are in registered form, the Shareholder shall deliver or cause to be delivered, in accordance with the instructions set out in the Company Circular and with a copy to each of the Parent and the Purchaser concurrently with such delivery, a duly executed proxy or proxies directing the holder of such proxy or proxies to vote in favour of the Arrangement; and (ii) with respect to any Subject Securities that are held beneficially, the Shareholder shall deliver or cause to be delivered, in accordance with the instructions set out in the Company Circular and with a copy to each of the Parent and the Purchaser concurrently with such delivery, a duly executed voting instruction form to the intermediary through which the Shareholder holds its beneficial interest in the Shareholder’s Subject Securities, instructing that the Shareholder’s Subject Securities be voted at the Company Meeting in favour of the Arrangement. Such proxy or proxies shall name those individuals as may be designated by the Company in the Company Circular and such proxy or proxies or voting instructions shall not be revoked without the written consent of the Parent and the Purchaser or upon termination of this Agreement. The Shareholder hereby agrees that neither it nor any person on its behalf will take any action to withdraw, amend or invalidate any proxy deposited by the Shareholder pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Shareholder might have unless this Agreement is terminated in accordance with its terms.

Section 2.2

Covenants of the Parent and the Purchaser

The Parent and the Purchaser agree to comply with their respective obligations under the Arrangement Agreement. The Parent and the Purchaser hereby agree and confirm to the Shareholder that they shall take all steps required of each of them to consummate the Arrangement and cause the Consideration to be made available to exchange for the Subject Shares, in each case in accordance with and subject to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1

Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to and covenants with the Parent and the Purchaser as follows, and acknowledges that the Parent and the Purchaser is relying upon such representations, warranties and covenants in entering into this Agreement and the Arrangement Agreement:

(a)

Incorporation; Capacity; Authorization.  Where the Shareholder is a corporation or other entity, it is a corporation or other entity duly incorporated, amalgamated or organized, as applicable, and validly existing under the laws of the jurisdiction of its incorporation, organization or formation as applicable, and has all requisite power, capacity and authority and has received all requisite approvals to execute and deliver this Agreement and to perform its obligations hereunder.  Where the Shareholder is an individual, he or she has the power and capacity and has received all requisite approvals to execute and deliver this Agreement and to perform his or her obligations hereunder.

(b)

Enforceable.  This Agreement has been duly executed and delivered by the Shareholder, and constitutes a legal, valid and binding agreement of the Shareholder enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(c)

Ownership of Subject Securities.  The Shareholder is the sole registered and/or beneficial owner of the Subject Securities. The Shareholder does not directly or indirectly control or direct, or own or have any registered or beneficial interest in, any other securities of the Company.  The Shareholder or any Person named in Schedule “A” is and will be immediately prior to the Effective Time, the registered and/or beneficial owner of the Subject Securities, with good and marketable title thereto, free and clear of any and all Liens.

(d)

No Breach.  Neither the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby nor the compliance by the Shareholder with any of the provisions hereof will:

(i)

contravene, conflict with, or result in any violation or breach of, allow any Person to exercise any rights, require any consent or other action by any Person, or constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Shareholder is entitled (including by triggering any rights of first refusal or first offer, change in control provision or other restriction or limitation) under  the certificate of incorporation, articles, by-laws or any other constating documents of the Shareholder, as applicable, or any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, license, agreement, lease, permit or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its properties or assets (including the Subject Securities) may be bound;

(ii)

require on the part of the Shareholder any filing with (other than pursuant to the requirements of applicable securities legislation (which filings the Shareholder will undertake)) or permit, authorization, consent or approval of, any Governmental Entity or any other Person; or

(iii)

subject to compliance with any approval or Laws contemplated by the Arrangement Agreement, contravene, conflict with or result in a violation or breach of any Law;

in each case other than as would not be reasonably expected to have a materially adverse effect on the Shareholder’s ability to perform its obligations hereunder.

(e)

No Proceedings. There are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending, or, to the knowledge of the Shareholder, threatened against the Shareholder that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Shareholder’s ability to perform its obligations hereunder.  The Shareholder is not subject to any outstanding judgment, order, writ, injunction or decree that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Shareholder’s ability to perform its obligations hereunder.

(f)

No Agreements.  No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or Transfer of any of the Subject Securities, or any interest therein or right thereto, except pursuant to this Agreement or the Arrangement Agreement.

(g)

Voting.  The Shareholder has the sole and exclusive right to enter into this Agreement and to vote the Subject Securities as contemplated herein.  None of the Subject Securities is subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind.

(h)

Consents.  Subject to compliance with any approval or Laws contemplated by the Arrangement Agreement, no consent, approval, order or authorization of, or declaration or filing with, any Governmental Authority is required to be obtained by the Shareholder in connection with the execution, delivery or performance of this Agreement.

Section 3.2

Representations and Warranties of the Parent and the Purchaser

The Parent and the Purchaser hereby represent and warrant and covenant to the Shareholder, acknowledging that the Shareholder is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)

Incorporation; Capacity; Authorization.  Each of the Parent and the Purchaser is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has all requisite power and, capacity and authority and has received all requisite approvals to execute and deliver this Agreement and to perform its obligations hereunder.

(b)

Enforceable.  This Agreement has been duly executed and delivered by each of the Parent and the Purchaser and constitutes a legal, valid and binding agreement of each of the Parent and the Purchaser enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

ARTICLE 4
TERMINATION

Section 4.1

Termination

This Agreement may be terminated:

(a)

at any time upon the written agreement of the Parent, the Purchaser and the Shareholder;

(b)

by the Shareholder: (i) if any of the representations and warranties of the Parent and the Purchaser in this Agreement shall not be true and correct in all material respects; (ii) if the Parent and the Purchaser shall not have complied with their covenants to the Shareholder contained in this Agreement; provided that the Shareholder has notified the Parent and the Purchaser in writing of any of the foregoing events and the same has not been cured within 10 Business Days of the date such notice was received by the Parent and the Purchaser; or (iii) if the Parent and the Purchaser, without the prior written consent of the Shareholder, varies the terms of the Arrangement Agreement in a manner that is materially adverse to the Shareholder; or

(c)

by the Parent and the Purchaser if: (i) any of the representations and warranties of the Shareholder in this Agreement shall not be true and correct in all material respects; or (ii) the Shareholder shall not have complied with its covenants to the Parent and the Purchaser contained in this Agreement, provided that the Parent or the Purchaser has notified the Shareholder in writing of any of the foregoing events and the same has not been cured within 10 Business Days of the date such notice was received by the Shareholder.

Section 4.2

Automatic Termination

This Agreement shall automatically terminate on the earliest to occur of any of the following:

(a)

the Effective Time; or

(b)

the date and time that the Arrangement Agreement is terminated in accordance with its terms.

Section 4.3

Effect of Termination

If this Agreement is terminated in accordance with this Article 4, the provisions of this Agreement will become void and no party shall have liability to any other party and the Shareholder shall be entitled to withdraw any form of proxy, voting instruction form or power of attorney which it may have given with respect of the Subject Securities; provided that neither the termination of this Agreement nor anything contained in Article 4 will relieve any party from any liability for any breach by it of this Agreement.

ARTICLE 5
GENERAL

Section 5.1

Fiduciary Obligations

The Parent and the Purchaser agree and acknowledge that the Shareholder is bound hereunder solely in his or her capacity as a shareholder of the Company and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder or any of its directors, officers or principal shareholder in his or her capacity as a director or officer of the Company or any of its Subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any party from properly fulfilling his or her fiduciary duties as a director or officer of the Company.

Section 5.2

Further Assurances

Each of the Shareholder, the Parent and the Purchaser will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require and at the requesting party’s cost to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

Section 5.3

Disclosure

Each of the Shareholder, the Parent and the Purchaser hereby consents to the disclosure of the substance of this Agreement in any press release or any Company Circular relating to the Company Meeting and the filing of a copy thereof by the Company at www.sedar.com.

Except as set forth above or as required by applicable laws or regulations or by any Governmental Authority or in accordance with the requirements of any stock exchange, the

Shareholder shall make no public announcement or statement with respect to this Agreement without the approval of the Parent and the Purchaser, which shall not be unreasonably withheld or delayed.  The Shareholder agrees to consult with the Parent and the Purchaser prior to issuing each public announcement or statement with respect to this Agreement, subject to the overriding obligations of Laws.

Section 5.4

Time of the Essence

Time is of the essence in this Agreement.

Section 5.5

Governing Law

(1)

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(2)

Each party hereto irrevocably attorns and submits to the non-exclusive jurisdiction of the courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

Section 5.6

Entire Agreement

This Agreement, including the schedules hereto and the provisions of the Arrangement Agreement incorporated herein by reference, or that are for the benefit of a party pursuant to the Arrangement Agreement, constitutes the entire agreement between the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

Section 5.7

Amendments

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

Section 5.8

Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.9

Assignment

This Agreement becomes effective only when executed by the Shareholder, the Parent and the Purchaser. After that time, it will be binding upon and enure to the benefit of the Shareholder, the Parent and the Purchaser and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any party without the prior written consent of the other parties.

Section 5.10

Survival

If this Agreement is terminated, this Agreement shall become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement.

Section 5.11

Notices

Any notice, or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or facsimile (but not by electronic mail) and addressed:

(a)

to the Parent and/or the Purchaser, addressed as follows:

Westwater Resources, Inc.

300-6950 South Potomac Street

Centennial, Colorado, USA

80112

Attention:

Christopher M. Jones

Facsimile:

(303) 531-0519

with copies to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, ON M5L 1B9

Attention:

Amanda Linett

Facsimile:

(416) 947-0866

Hogan Lovells US LLP

1601 Wewatta, Suite 900

Denver, CO

80202

Attention: Paul Hilton

Facsimile: (303) 454-2414

(b)

to the Shareholder, as set forth on the signature page to this Agreement

Any notice or other communication is deemed to be given and received (i) if sent by personal delivery or same day courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (ii) if sent by overnight courier, on the next Business Day, or (iii) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile.  Sending a copy of a notice or other communication to a party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a party.

Section 5.12

Specific Performance and other Equitable Rights

The parties agree that irreparable harm would occur, for which money damages would not be an adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to interlocutory, preliminary and permanent injunctive relief, special performance and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to enforce compliance with the terms of this Agreement without the proof of actual damages and without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

Section 5.13

Expenses

All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.14

Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic copy) and all such counterparts taken together shall be deemed to constitute one and the same instrument.  The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

[Remainder of page intentionally left blank. Signature pages follows.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

1143738 B.C. LTD.
By:
Authorized Signing Officer

WESTWATER RESOURCES, INC.
By:
Authorized Signing Officer

_____________________________________

(Print Name of Shareholder)

_____________________________________

(Signature of Shareholder or Authorized Signatory)

(Place of Residency)

(Print Name and Title)

Address:

Telephone:

Facsimile:

Schedule “A”

Security	Number
Common Shares	[__]
Options	[__]
Warrants	[__]